Exhibit 99.1

                        FDA Approves Critical
  Therapeutics' Twice-Daily ZYFLO CR(TM) (Zileuton) Extended-Release
                          Tablets for Asthma

   Sales Force of 240 Representatives to Market ZYFLO CR in the U.S.

    LEXINGTON, Mass.--(BUSINESS WIRE)--May 31, 2007--Critical Therapeutics, Inc. (Nasdaq: CRTX) announced today that the U.S. Food and Drug Administration (FDA) has approved the Company's New Drug Application (NDA) for twice-daily ZYFLO CR(TM)(zileuton) extended-release tablets. Critical Therapeutics, together with its co-promotion partner Dey, L.P. (DEY), expects to begin marketing ZYFLO CR in the U.S. in the fall of 2007.

    ZYFLO CR and ZYFLO(R) (zileuton tablets) are the only FDA-approved leukotriene synthesis inhibitors for the prophylaxis and chronic treatment of asthma in adults and children 12 years of age and older. ZYFLO CR and ZYFLO are not indicated for use in the reversal of bronchospasm in acute asthma attacks, but can be continued during acute exacerbations of asthma. Leukotrienes are inflammatory mediators in asthma that can trigger asthma symptoms, including inflammation, swelling, bronchoconstriction and mucus secretion. ZYFLO CR uses SkyePharma PLC's (LSE: SKP) proprietary Geomatrix(R) drug delivery technology, which controls the amount and rate of drug released into the body.

    "This approval is an exciting milestone for Critical Therapeutics because it solidifies our position in the asthma market and completes an important step to strengthen the Company and rebuild shareholder value," said Frank Thomas, Critical Therapeutics' president and chief executive officer. "Supported by our co-promotion partnership with DEY, I believe that ZYFLO CR's twice daily dosing regimen will allow us to establish it as an important option in the asthma market and significantly expand our patient base."

    "With its unique mechanism of action as a leukotriene synthesis inhibitor and its twice-daily dosing, ZYFLO CR could effectively manage patients whose symptoms are not adequately controlled," said Sally Wenzel, M.D., an investigator for ZYFLO CR and ZYFLO and Professor at the University of Pittsburgh. "Despite available current asthma therapies, uncontrolled asthma still impacts a large number of Americans. ZYFLO CR could potentially provide improved symptom control for those patients who still struggle day-to-day to control their asthma."

    In March 2007, Critical Therapeutics and DEY, an affiliate of Germany-based Merck GKaA, entered into an agreement for the co-promotion of ZYFLO CR and ZYFLO, the immediate-release formulation of zileuton. DEY's 200-person sales force began promoting ZYFLO on April 30, 2007. Upon the launch of ZYFLO CR, the Company and DEY's combined sales force of 240 representatives will begin promoting ZYFLO CR to approximately 15,000 allergists, pulmonologists and primary care physicians across the U.S.

    About ZYFLO CR and ZYFLO

    ZYFLO CR and ZYFLO are the only FDA-approved leukotriene synthesis inhibitors for the prophylaxis and chronic treatment of asthma in adults and children 12 years of age and older. ZYFLO CR and ZYFLO are not indicated for use in the reversal of bronchospasm in acute asthma attacks. Therapy with ZYFLO CR and ZYFLO can be continued during acute exacerbations of asthma.

    The recommended dose of ZYFLO CR is two 600 mg extended-release tablets twice daily, within one hour after morning and evening meals, for a total daily dose of 2400 mg. The recommended dose of ZYFLO is one 600 mg immediate-release tablet four times a day for a total daily dose of 2400 mg.

    ZYFLO CR and ZYFLO are contraindicated in patients with active liver disease or transaminase elevations greater than or equal to three times the upper limit of normal. A small percentage of patients treated with ZYFLO CR (2.5%) and ZYFLO (1.9%) in placebo-controlled trials showed an increased release of a liver enzyme known as ALT and bilirubin (an orange or yellowish pigment in bile). As a result, the level of liver enzymes in patients treated with ZYFLO CR and ZYFLO should be measured by a simple blood test. It is recommended that physicians perform this test before administering ZYFLO CR and ZYFLO and repeat the test on a regular basis while patients are on the medication. Patients taking ZYFLO CR and theophylline should reduce the theophylline dose by 50%. Patients taking ZYFLO CR and propranolol or warfarin should be monitored and doses adjusted as appropriate. Most common side effects associated with the use of ZYFLO CR and ZYFLO are sinusitis, nausea and pharyngolaryngeal pain and abdominal pain, upset stomach and nausea, respectively.

    For full prescribing information for ZYFLO CR, please visit www.zyflocr.com or call the Company's toll free telephone number
1-866-835-8216 to request medical information.

    For full prescribing information for ZYFLO, please visit www.zyflo.com or call the Company's toll free telephone number
1-866-835-8216 to request medical information.

    About Critical Therapeutics

    Critical Therapeutics, Inc. is developing and commercializing innovative products for respiratory, inflammatory and critical care diseases. The Company owns worldwide rights to two FDA-approved drugs for the prevention and chronic treatment of asthma in patients 12 years of age and older: twice-daily ZYFLO CR(TM) (zileuton) extended-release tablets and ZYFLO(R) (zileuton tablets). Critical Therapeutics is working to develop products for acute asthma attacks that lead patients to the emergency room and other urgent care settings. The Company also is developing therapies directed toward the body's inflammatory response. Critical Therapeutics is located in Lexington, Mass. For more information, please visit www.crtx.com.

    Forward-Looking Statements

    Any statements in this press release about future expectations, plans and prospects for Critical Therapeutics, Inc., including, without limitation, statements regarding possible therapeutic benefits, market acceptance and future sales of ZYFLO CR; the anticipated success of the co-promotion arrangement with DEY; the progress, timing and success of the product launch for ZYFLO CR; prospects, plans and objectives of management; and all other statements that are not purely historical in nature, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," "would" and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks and uncertainties relating to: our ability to successfully market and sell ZYFLO CR, including the success of our co-promotion arrangement with DEY; our ability to develop and maintain the necessary sales, marketing, distribution and manufacturing capabilities to commercialize ZYFLO CR; patient, physician and third-party payor acceptance of ZYFLO CR as a safe and effective therapeutic product; adverse side effects experienced by patients taking ZYFLO CR; our heavy dependence on the commercial success of ZYFLO CR; our ability to maintain regulatory approvals to market and sell ZYFLO CR; our ability to successfully enter into additional strategic co-promotion, collaboration or licensing transactions on favorable terms, if at all; conducting clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; our ability to obtain the substantial additional funding required to conduct our research, development and commercialization activities; our dependence on our strategic collaboration with MedImmune, Inc.; and our ability to obtain, maintain and enforce patent and other intellectual property protection for ZYFLO, ZYFLO CR, our discoveries and our drug candidates. These and other risks are described in greater detail in the "Risk Factors" section of our most recent Quarterly Report on Form 10-Q and other filings that we make with the Securities and Exchange Commission. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

    In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this release.

    ZYFLO(R) is a registered trademark of Critical Therapeutics, Inc., ZYFLO CR(TM) is a trademark of Critical Therapeutics, Inc.,
GEOMATRIX(R) is a registered trademark of SkyePharma PLC.

    CONTACT: Critical Therapeutics, Inc.
             Linda S. Lennox, 781-402-5708
             Vice President, Investor & Media Relations llennox@crtx.com